As filed with the Securities and Exchange Commission on November 26, 2025

Registration No. 333-148642	Registration No. 333-44512	Registration No. 333-42905
Registration No. 333-142198	Registration No. 333-41856	Registration No. 333-42243
Registration No. 333-142197	Registration No. 333-95359	Registration No. 333-22899
Registration No. 333-109384	Registration No. 333-84573	Registration No. 033-37348
Registration No. 333-106255	Registration No. 333-65905	Registration No. 002-92465
Registration No. 333-82368	Registration No. 333-58685	Registration No. 002-87632
Registration No. 333-53592	Registration No. 333-45569	Registration No. 002-84461

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

to

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 002-84461

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 002-87632

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 002-92465

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 033-37348

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-22899

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-42243

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-42905

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-45569

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-58685

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-65905

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-84573

POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 333-95359

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-41856

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-44512

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-53592

POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 333-82368

POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 333-106255

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-109384

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-142197

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-142198

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-148642

UNDER

THE SECURITIES ACT OF 1933

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-1024020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Third Avenue, New York, New York 10022 (212) 704-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Bonzani

Executive Vice President

The Interpublic Group of Companies, Inc.

909 Third Avenue

New York, New York 10022

(212) 704-1200

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Danielle Scalzo

Laura H. Acker

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-3 (collectively, the “Prior Registration Statements”) of The Interpublic Group of Companies, Inc. (the “Company”) which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under each such Registration Statement as of the date hereof:

1.	Registration Statement No. 002-84461, originally filed with the SEC on June 16, 1983.

2.	Registration Statement No. 002-87632, originally filed with the SEC on November 4, 1983.

3.	Registration Statement No. 002-92465, originally filed with the SEC on August 1, 1984.

4.	Registration Statement No. 002-92465, originally filed with the SEC on August 8, 1984.

5.	Registration Statement No. 033-37348, originally filed with the SEC on October 18, 1990, as amended on November 13, 1990.

6.	Registration Statement No. 333-22899, originally filed with the SEC on March 6, 1997, as amended on April 30, 1997 and May 20, 1997.

7.	Registration Statement No. 333-42243, originally filed with the SEC on December 15, 1997, as amended on January 13, 1998.

8.	Registration Statement No. 333-42905, originally filed with the SEC on December 22, 1997, as amended on January 20, 1998.

9.	Registration Statement No. 333-45569, originally filed with the SEC on February 4, 1998, as amended on February 12, 1998.

10.	Registration Statement No. 333-58685, originally filed with the SEC on July 8, 1998, as amended on July 30, 1998 and January 20, 1999.

11.	Registration Statement No. 333-65905, originally filed with the SEC on October 20, 1998, as amended on November 16, 1998 and February 25, 1999.

12.	Registration Statement No. 333-84573, originally filed with the SEC on August 5, 1999, as amended on August 13, 1999.

13.	Registration Statement No. 333-95359, originally filed with the SEC on January 25, 2000, as amended on April 7, 2000, April 7, 2000 and April 14, 2000.

14.	Registration Statement No. 333-41856, originally filed with the SEC on July 20, 2000, as amended on July 28, 2000 and July 31, 2000.

15.	Registration Statement No. 333-44512, originally filed with the SEC on August 25, 2000.

16.	Registration Statement No. 333-53592, originally filed with the SEC on January 12, 2001, as amended on February 27, 2001 and March 1, 2001.

17.	Registration Statement No. 333-82368, originally filed with the SEC on February 8, 2002, as amended on April 5, 2002, May 3, 2002 and May 15, 2002.

18.	Registration Statement No. 333-106255, originally filed with the SEC on June 18, 2003, as amended on August 21, 2003, September 5, 2003 and September 9, 2003.

19.	Registration Statement No. 333-109384, originally filed with the SEC on October 2, 2003, as amended on November 19, 2003.

20.	Registration Statement No. 333-142197, originally filed with the SEC on April 18, 2007, as amended on September 25, 2007.

21.	Registration Statement No. 333-142198, originally filed with the SEC on April 18, 2007, as amended on September 25, 2007.

22.	Registration Statement No. 333-148642, originally filed with the SEC on January 14, 2008.

On November 26, 2025 (the “Effective Date”), pursuant to the Agreement and Plan of Merger, dated as of December 8, 2024, by and among the Company, Omnicom, a New York corporation (“Omnicom”), and EXT Subsidiary Inc., a Delaware corporation and a direct wholly owned subsidiary of Omnicom (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Omnicom. This Post-Effective Amendment is being filed as a result of the Merger.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Prior Registration Statements. In accordance with an undertaking made by the Company in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration any securities registered under the Registration Statement which remained unsold as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of November, 2025.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:	/s/ Andrew Bonzani
Name: Andrew Bonzani
Title: Executive Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.